Exhibit 99.1
HCC INSURANCE HOLDINGS REPORTS RESULTS
FOR SECOND QUARTER AND FIRST HALF OF 2008
HOUSTON (August 5, 2008) . . .
HCC Insurance Holdings, Inc. (NYSE: HCC) today released earnings for the second quarter and first half of 2008, which ended June 30.
Net earnings for the second quarter of 2008 were $92.3 million, compared with $101.2 million during the second quarter of 2007. Net earnings per diluted share were $0.80 for the second quarter of 2008, compared to $0.86 in the same quarter of 2007. Net earnings for the first six months of 2008 were $173.4 million, versus $197.9 million for the first half of the previous year. Net earnings per diluted share were $1.49 for the first six months of 2008, versus $1.69 for the first half of 2007. These reductions were directly related to losses from HCC’s trading securities, lower alternative investment returns and lower gains from the sales of strategic investments in 2008 than in 2007.
The GAAP combined ratio for the first six months of 2008 was 83.9 percent, compared to 84.0 percent for the corresponding period of 2007.
“We are very pleased with our second quarter and first half results, given the current soft market environment. The results are consistent with our 2008 guidance issued in February 2008. Our combined ratio remains below 85 percent, our target for 2008. We remain a focused underwriting organization that continues to execute its soft market plan of disciplined underwriting in order to maximize underwriting profits,” HCC Chief Executive Officer Frank J. Bramanti said.
HCC’s Board of Directors authorized a $100.0 million share repurchase on June 20, 2008. The Company repurchased 1.1 million shares for a total of $21.9 million through July 31, 2008. HCC plans to continue to opportunistically repurchase its shares, if they trade at a discount to book value, as part of its philosophy of building long-term shareholder value.
Book value per share increased to $22.19 at June 30, 2008, up five percent since December 31, 2007. The Company’s annualized return on average equity for the second quarter of 2008 was 14.5 percent.
Total revenue of $593.9 million in the second quarter of 2008 was essentially flat, compared with $594.3 million in the same quarter of 2007. Total revenue was $1.2 billion for the first halves of 2008 and 2007.

Net earned premium of HCC’s insurance company subsidiaries was $506.6 million, up two percent in the second quarter of 2008, compared with $494.4 million in the same quarter of 2007. During the 2008 second quarter, net written premium increased six percent to $567.2 million, while gross written premium increased four percent to $691.6 million, compared to the second quarter of 2007.
Net earned premium of HCC’s insurance company subsidiaries was $1.0 billion, up one percent for the first six months of 2008. During the first half of 2008, net written premium increased three percent to $1.1 billion, while gross written premium increased one percent to $1.3 billion, compared to the first half of 2007.
“We continue to see opportunities to profitably expand our premium base. We have recently begun two new underwriting operations that will further allow us to expand our footprint in the insurance industry and build for the future,” Mr. Bramanti said.
During the second quarter of 2008, HCC had net positive reserve development of $9.3 million compared to net adverse development of $3.4 million in 2007. For the first six months of 2008, the Company recorded $14.4 million of net positive reserve development, compared to net adverse development of $3.6 million for 2007.
Fee and commission income was relatively flat at $61.8 million in the first half of 2008, compared to $63.3 million in the same period of 2007.
Investment income decreased slightly during 2008, compared to 2007. This was caused by investment performance from alternative investments which resulted in a loss of $1.2 million for the second quarter of 2008, versus income of $5.0 million for the second quarter of 2007, and a loss of $2.4 million for the first half of 2008, compared to income of $12.6 million for the first half of 2007. Excluding income and losses from alternative investments, HCC’s remaining investments generated $48.4 million in investment income in the 2008 second quarter, versus $43.7 million in the 2007 second quarter and $97.3 million for the first half of 2008, compared to $85.6 million for the first half of 2007, as the Company’s fixed income and short-term investments increased 11 percent from June 30, 2007 to $4.6 billion at June 30, 2008.
As of June 30, 2008, HCC’s fixed income securities portfolio had an average rating of AA+, an average duration of 5.0 years and an average tax equivalent yield of 5.3 percent. The Company held $13.2 million of subprime-related and Alt-A securities, which had an average rating of AAA, and owned no CDO or CLO securities.
“We continue to closely monitor our investment portfolio and have eliminated a few headline risk assets. Our alternative investment portfolio continues to underperform in the short run compared to our expectations; however, we believe in the long-term results of this asset class,” Mr. Bramanti said. “We remain pleased with the overall performance of our investment portfolio and believe our high quality, low risk approach will continue to differentiate HCC from the market.”

Other operating income was $10.9 million for the 2008 second quarter, compared to $20.1 million for the same period in 2007. The difference in second quarter results was principally due to losses on the Company’s trading portfolio, versus gains in 2007. Other operating income was $6.0 million for the first half of 2008, compared to $38.7 million for the same period in 2007. Trading gains were $8.3 million in 2007, compared to losses of $11.7 million in 2008. In addition, gains on sales of strategic investments were $21.6 million in 2007, compared to $9.2 million in 2008. HCC’s 2008 guidance assumed other operating income of approximately $3.3 million per quarter, excluding the effects of any trading portfolio activity or sales of strategic investments.
As of June 30, 2008, total investments increased to $4.8 billion, total assets were $8.3 billion, shareholders’ equity was $2.6 billion and the Company’s debt to total capital ratio remained very conservative at 12.6 percent.
See attached tables for further information about HCC’s quarter and year to-date financial results.
HCC will hold an open conference call beginning at 8:00 a.m. Central Daylight Time on Wednesday, August 6. To participate, the number for domestic calls is (800) 374-0290 and the number for international calls is (706) 634-1303. In addition, there will be a live webcast available on a listen-only basis that can be accessed through the HCC website at www.hcc.com. A replay of the webcast will be available on the website until Tuesday, August 19, 2008.
Headquartered in Houston, Texas, HCC Insurance Holdings, Inc. (HCC) is a leading international specialty insurance group with offices across the United States and in Belgium, Bermuda, Ireland, Spain and the United Kingdom. HCC has assets of $8.3 billion, shareholders’ equity of $2.6 billion and is rated AA (Very Strong) by Standard & Poor’s and AA (Very Strong) by Fitch Ratings. In addition, HCC’s major domestic insurance companies are rated A+ (Superior) by A.M. Best Company.
For more information, visit our website at www.hcc.com.

Contact:	Barney White, HCC Vice President of Investor Relations
Telephone: (713) 744-3719
Forward-looking statements contained in this press release are made under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The types of risks and uncertainties which may affect the Company are set forth in its periodic reports filed with the Securities and Exchange Commission.
*       *      *      *      *

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
June 30, 2008
(Unaudited, in thousands except per share data)

	Three months ended June 30,
	2008	2007
Gross written premium	$691,593	$665,601

Net written premium	567,150	533,820

Net earned premium	506,610	494,386

Fee and commission income	30,764	31,136

Net investment income	47,249	48,697

Other operating income	10,947	20,100

Total revenue	593,850	594,250

Net earnings	92,337	101,172

Earnings per share (diluted)	0.80	0.86

Cash flow from operations	94,639	169,989

Weighted average shares outstanding (diluted)	116,075	117,728

GAAP net loss ratio	59.8%	61.3%

GAAP combined ratio	84.1%	83.9%

Paid loss ratio	50.5%	43.1%

	June 30, 2008	December 31, 2007
Total investments	$4,762,527	$4,672,277

Total assets	8,315,278	8,074,645

Shareholders’ equity	2,564,419	2,440,365

Debt to total capital	12.6%	11.7%

Book value per share	$22.19	$21.21

HCC Insurance Holdings, Inc. and Subsidiaries
Financial Highlights
June 30, 2008
(Unaudited, in thousands except per share data)

	Six months ended June 30,
	2008	2007
Gross written premium	$1,274,592	$1,264,702

Net written premium	1,060,797	1,030,785

Net earned premium	1,000,156	991,986

Fee and commission income	61,763	63,261

Net investment income	94,870	98,164

Other operating income	6,001	38,685

Total revenue	1,161,238	1,191,472

Net earnings	173,438	197,862

Earnings per share (diluted)	1.49	1.69

Cash flow from operations	230,439	400,300

Weighted average shares outstanding (diluted)	116,218	117,381

GAAP net loss ratio	59.6%	60.9%

GAAP combined ratio	83.9%	84.0%

Paid loss ratio	49.1%	49.0%

	June 30, 2008	December 31, 2007
Total investments	$4,762,527	$4,672,277

Total assets	8,315,278	8,074,645

Shareholders’ equity	2,564,419	2,440,365

Debt to total capital	12.6%	11.7%

Book value per share	$22.19	$21.21

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	June 30,	December 31,
	2008	2007
ASSETS

Investments:
Fixed income securities	$4,068,023	$3,666,705
Short-term investments	527,086	783,650
Other investments	167,418	221,922

Total investments	4,762,527	4,672,277
Cash	27,129	39,135
Restricted cash and cash investments	188,862	193,151
Premium, claims and other receivables	810,109	763,401
Reinsurance recoverables	1,030,408	956,665
Ceded unearned premium	235,632	244,684
Ceded life and annuity benefits	65,275	66,199
Deferred policy acquisition costs	200,576	192,773
Goodwill	818,329	776,046
Other assets	176,431	170,314

Total assets	$8,315,278	$8,074,645

LIABILITIES

Loss and loss adjustment expense payable	$3,446,824	$3,227,080
Life and annuity policy benefits	65,275	66,199
Reinsurance balances payable	119,893	129,838
Unearned premium	998,922	943,946
Deferred ceding commissions	60,891	68,968
Premium and claims payable	422,068	497,974
Notes payable	369,714	324,714
Accounts payable and accrued liabilities	267,272	375,561

Total liabilities	5,750,859	5,634,280

SHAREHOLDERS’ EQUITY

Common stock	115,701	115,069
Additional paid-in capital	847,452	831,419
Retained earnings	1,594,030	1,445,995
Accumulated other comprehensive income	9,819	47,882
Treasury stock	(2,583)	—

Total shareholders’ equity	2,564,419	2,440,365

Total liabilities and shareholders’ equity	$8,315,278	$8,074,645

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings
(Unaudited, in thousands except per share data)

	Six months ended		Three months ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUE

Net earned premium	$1,000,156	$991,986	$506,610	$494,386
Fee and commission income	61,763	63,261	30,764	31,136
Net investment income	94,870	98,164	47,249	48,697
Net realized investment loss	(1,552)	(624)	(1,720)	(69)
Other operating income	6,001	38,685	10,947	20,100

Total revenue	1,161,238	1,191,472	593,850	594,250

EXPENSE

Loss and loss adjustment expense, net	595,927	603,763	302,901	303,291
Policy acquisition costs, net	188,113	174,527	95,845	85,428
Other operating expense	116,718	111,108	57,514	53,467
Interest expense	7,767	4,399	3,808	1,096

Total expense	908,525	893,797	460,068	443,282

Earnings before income tax expense	252,713	297,675	133,782	150,968
Income tax expense	79,275	99,813	41,445	49,796

Net earnings	$173,438	$197,862	$92,337	$101,172

Basic earnings per share data:
Net earnings per share	$1.50	$1.76	$0.80	$0.90

Weighted average shares outstanding	115,363	112,117	115,492	112,273

Diluted earnings per share data:
Net earnings per share	$1.49	$1.69	$0.80	$0.86

Weighted average shares outstanding	116,218	117,381	116,075	117,728

Cash dividends declared, per share	$0.22	$0.20	$0.11	$0.10

HCC Insurance Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Six months ended		Three months ended
	June 30,		June 30,
	2008	2007	2008	2007
Cash flows from operating activities:
Net earnings	$173,438	$197,862	$92,337	$101,172
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in premium, claims and other receivables	(43,624)	30,041	(47,403)	(57,125)
Change in reinsurance recoverables	(73,812)	94,621	(76,483)	(16,646)
Change in ceded unearned premium	9,052	(21,249)	(10,847)	(23,139)
Change in loss and loss adjustment expense payable	219,858	105,937	128,013	89,492
Change in reinsurance balances payable	(9,945)	(873)	(4,184)	7,452
Change in unearned premium	55,022	62,882	71,982	65,504
Change in premium and claims payable, net of restricted cash	(73,868)	(42,100)	(28,419)	44,587
Change in current income taxes payable	(7,310)	(14,690)	(42,975)	(38,013)
Change in trading portfolio	42,574	4,865	33,512	(6,093)
Gain on sales of strategic investments	(9,158)	(21,618)	(9,158)	(10,811)
Stock-based compensation expense	6,797	6,389	3,931	4,178
Depreciation and amortization expense	6,824	7,861	3,434	4,125
Other, net	(65,409)	(9,628)	(19,101)	5,306

Cash provided by operating activities	230,439	400,300	94,639	169,989

Cash flows from investing activities:
Sales of fixed income securities	236,878	174,718	116,803	146,235
Maturity or call of fixed income securities	182,410	158,121	106,535	87,973
Cost of securities acquired	(925,693)	(736,873)	(469,720)	(369,678)
Change in short-term investments	256,564	(26,014)	128,512	(50,871)
Proceeds from sales of other investments	30,994	—	11,956	—
Proceeds from sales of strategic investments	22,818	39,816	22,818	16,866
Payments for purchase of subsidiaries, net of cash received	(72,369)	(51,681)	(883)	(45,764)
Other, net	(4,685)	(5,356)	(3,015)	(3,188)

Cash used by investing activities	(273,083)	(447,269)	(86,994)	(218,427)

Cash flows from financing activities:
Advances on line of credit	75,000	62,000	35,000	51,000
Payments on line of credit and notes payable	(30,000)	(12,887)	(30,000)	(1,548)
Sales of common stock	9,868	16,422	5,276	8,382
Dividends paid	(25,340)	(22,381)	(12,682)	(11,208)
Other, net	1,110	(2,544)	(2,798)	1,251

Cash provided (used) by financing activities	30,638	40,610	(5,204)	47,877

Net increase (decrease) in cash	(12,006)	(6,359)	2,441	(561)

Cash at beginning of period	39,135	48,290	24,688	42,492

Cash at end of period	$27,129	$41,931	$27,129	$41,931

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
June 30, 2008
(Unaudited, in thousands)

	2nd Qtr	2nd Qtr	Change
	2008	2007	%
GROSS WRITTEN

Diversified financial products	$271,942	$260,149	5%
Group life, accident & health	207,750	202,268	3
Aviation	51,801	54,430	(5)
London market account	81,862	81,087	1
Other specialty lines	73,593	67,781	9
Discontinued lines	4,645	(114)	nm

	$691,593	$665,601	4%

NET WRITTEN

Diversified financial products	$226,645	$207,923	9%
Group life, accident & health	197,454	191,522	3
Aviation	37,534	38,240	(2)
London market account	51,068	48,837	5
Other specialty lines	49,758	47,420	5
Discontinued lines	4,691	(122)	nm

	$567,150	$533,820	6%

NET EARNED PREMIUM

Diversified financial products	$197,906	$193,337	2%
Group life, accident & health	195,354	192,224	2
Aviation	34,719	37,747	(8)
London market account	26,305	30,603	(14)
Other specialty lines	47,580	40,597	17
Discontinued lines	4,746	(122)	nm

	$506,610	$494,386	2%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Insurance Company Premium
June 30, 2008
(Unaudited, in thousands)

	Year to Date	Year to Date	Change
	2008	2007	%
GROSS WRITTEN

Diversified financial products	$483,306	$472,402	2%
Group life, accident & health	418,284	405,174	3
Aviation	96,629	106,093	(9)
London market account	122,798	149,222	(18)
Other specialty lines	148,936	132,276	13
Discontinued lines	4,639	(465)	nm

	$1,274,592	$1,264,702	1%

NET WRITTEN

Diversified financial products	$407,146	$379,715	7%
Group life, accident & health	399,829	383,948	4
Aviation	69,880	77,843	(10)
London market account	80,096	93,969	(15)
Other specialty lines	99,161	95,741	4
Discontinued lines	4,685	(431)	nm

	$1,060,797	$1,030,785	3%

NET EARNED PREMIUM

Diversified financial products	$390,083	$385,851	1%
Group life, accident & health	387,800	384,640	1
Aviation	69,712	77,091	(10)
London market account	53,395	64,499	(17)
Other specialty lines	94,426	80,335	18
Discontinued lines	4,740	(430)	nm

	$1,000,156	$991,986	1%

nm — Not meaningful comparison

HCC Insurance Holdings, Inc. and Subsidiaries
Investments — Selected Disclosures
June 30, 2008
(Unaudited, in thousands)

			Average Ratings
	Amortized Cost	Market Value	AAA	AA	A	BBB & below	Other	Average
Fixed Income Securities	$4,102,100	$4,068,023	$2,475,392	$1,019,040	$492,638	$80,953	$—	AA	+

Residential Mortgage Backed Securities & Collateralized Mortgage Obligations

Agency	$664,254	$665,404	665,404	—	—	—	—	AAA

Non-Agency
Prime	103,291	95,608	95,608	—	—	—	—	AAA
Alt A	10,743	10,069	9,715	177	177	—	—	AAA
Subprime	3,264	3,133	2,412	—	—	721	—	AA	+

Total Residential MBS/CMO	$781,552	$774,214

Agency Securities

Debt	$60,026	$60,848	60,848	—	—	—	—	AAA

Preferred Stock	$7,910	$7,077	—	—	7,077	—	—	A	+

Commercial Mortgaged Backed Securities	$195,253	$190,014	190,014	—	—	—	—	AAA

Municipal Bond Portfolio	$1,883,263	$1,876,974	778,331	874,804	190,446	32,012	1,381	AA	+

Insurance Enhanced	$1,190,141	$1,183,127	491,471	490,170	170,489	30,997	—	AA

Insured — Underlying Ratings	$1,190,141	$1,183,127	179,954	711,178	266,440	473	25,082	AA

Non-Insured	$693,122	$693,847	288,483	384,825	19,289	1,250	—	AA	+

Short-Term
Bank Sweep Accounts — US	$52,424	$52,424
Bank Sweep Accounts — Non-US	41,071	41,071
Taxable Money Market Funds	433,591	433,591

Total Short-Term	$527,086	$527,086

Notes:
There are no CDOs/CLOs in the portfolio.
Other Ratings are bonds with at least one enhanced rating; each issuer has an equivalent investment grade rating.
Received paydown of $1.6 million on subprime and Alt A securities in second quarter 2008 and recognized an other-than-temporary impairment of $1.2 million related to these securities.

HCC Insurance Holdings, Inc. and Subsidiaries
Subprime Liability Exposure
June 30, 2008
•	As of June 30, the Company had 38 “non-Side A only” D&O or E&O claims and nine “Side A only” D&O claims relating to subprime issues.

•	Of the D&O claims reported, two are on primary policies with gross policy limits totaling $9 million. The remaining D&O claims are on excess policies.

•	The average policy limit on the “non-Side A only” claims is $13.3 million gross and $8.7 million net, with an average attachment point of $89 million.

•	The average policy limit for “Side A only” claims is $14.4 million gross and $11.7 million net, with an average attachment point of $180 million.

•	The majority of this D&O business is written excess and usually with high attachment points.

•	The majority of the Company’s E&O business is written with limits of $1 million or less.

•	Except for run-off policies, HCC has not written multi-year policies.

•	The insurance provided is “claims made” with defense costs included within the policy limits.

•	Many major financial institutions purchase “Side A only” coverage.

•	Based upon the Company’s present knowledge, the Company believes the ultimate subprime related losses will be contained within the current overall reserves for D&O and E&O business.

HCC Insurance Holdings, Inc. and Subsidiaries
Consolidated Insurance Companies
Net Loss Ratios
June 30, 2008
(Unaudited, in thousands)

	Year to Date 2008			Full Year 2007
	Net Earned	Incurred	Loss	Net Earned	Incurred	Loss
Line of Business	Premium	Losses	Ratio	Premium	Losses	Ratio
Diversified financial products	$390,083	$178,488	45.8%	$777,414	$315,409	40.6%

Group life, accident & health	387,800	287,718	74.2	758,516	579,780	76.4

Aviation	69,712	43,384	62.2	153,121	89,683	58.6

London market account	53,395	18,944	35.5	124,609	68,798	55.2

Other specialty lines	94,426	63,940	67.7	171,824	115,804	67.4

Discontinued lines	4,740	3,453	nm	(398)	14,473	nm

Total	$1,000,156	$595,927	59.6%	$1,985,086	$1,183,947	59.6%

nm — Not meaningful comparison